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                                                                   EXHIBIT 10.17



Mr. Albert Morrison
Morrison, Brown, Argiz & Co.
1001 Brickell Bay Drive
9th Floor
Miami, Florida  33131

Re:  Repayment of Loan

Dear Albert:

        This letter will memorialize our recent conversations regarding the repayment of your promissory note in the principal amount of $51,250.00 to Logic Devices Incorporated (the "Company") which came due July 24, 1998 (the "Note"). Defined terms used herein will have the meanings ascribed to them in the Note unless otherwise defined herein. In consideration of the foregoing and for other good and valuation consideration, the receipt and sufficiency of which are hereby acknowledged, you and the Company agree as follows:

1. The Maturity Date will be extended to July 24, 1999.

2. Default Interest will continue to accrue on the Note until payment and will be paid on the extended Maturity Date.

3. The principal and the accrued and unpaid Interest on which Default Interest is based was $60,409.78 on July 24, 1998.

4. At the point when, prior to the extended Maturity Date, the Nasdaq NMS market price of the shares of common stock of the Company reaches $3.25 on a last sale basis on a given trading day, you agree to sell the shares of common stock which you purchased with the proceeds of the Note as promptly as practicable and consistent with existing market conditions. If the market price drops below $3.25, further sales will not be required until the closing price reaches this point again.

5. All proceeds from any sales by you of the Company's common stock purchased with the proceeds of the Note will be promptly remitted to the Company in payment of the amounts owing to the Company under the Note until such Note has been paid in full. Thereafter, any further sales will no longer be subject to
Section 4 above and you will be entitled to retain all the proceeds from any such additional sales.

6. The terms of the Notes, as modified hereunder, will continue in full force and effect, and the Company retains all rights and remedies available to it thereunder.



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WITHOUT IMPLICATION THAT ANY SUCH CONSENT IS REQUIRED, YOU HEREBY WAIVE THE
PROVISIONS OF SECTION 2(f) OF THE REGISTRATION RIGHTS AGREEMENT BETWEEN YOU AND THE COMPANY REGARDING ANY FUTURE REGISTRATIONS OF THE COMPANY'S SECURITIES.

    If the foregoing is acceptable to you, please sign and return the duplicate original of this letter agreement to my attention.

                                             Yours truly,


                                             /s/ William Volz
                                             -----------------------------------
                                             William Volz
                                             President



Accepted and Agreed:


  /s/ Albert Morrison
-----------------------
Albert Morrison


January 8, 1999



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